Exhibit 99.1
FOR IMMEDIATE RELEASE

Qualcomm Contact:
Mauricio Lopez-Hodoyan
Vice President, Investor Relations
Phone: 1-858-658-4813 | e-mail: ir@qualcomm.com

Qualcomm Announces Third Quarter Fiscal 2023 Results
GAAP Revenues: $8.5 billion
GAAP EPS: $1.60, Non-GAAP EPS: $1.87
—EPS Exceeded Midpoint of Guidance Range—
—QCT Automotive: 11 Straight Quarters of Year-Over-Year Double Digit Percentage Growth in Revenues—
SAN DIEGO - August 2, 2023 - Qualcomm Incorporated (NASDAQ: QCOM) today announced results for its fiscal third quarter ended June 25, 2023.
“We are pleased with our technology leadership, product roadmap and design-win execution, which position us well for growth and diversification in the long term,” said Cristiano Amon, President and CEO of Qualcomm Incorporated. “As AI use cases proliferate to the edge, on-device AI has the potential to drive an inflection point across all our products. Qualcomm remains best positioned to lead this transition given the unmatched accelerated computing performance with the power efficiency of our platforms.”
Third Quarter Results1, 2

	GAAP			Non-GAAP
(in millions, except per share data and percentages)	Q3 Fiscal 2023	Q3 Fiscal 2022	Change	Q3 Fiscal 2023	Q3 Fiscal 2022	Change
Revenues	$8,451	$10,936	(23%)	$8,442	$10,928	(23%)
Earnings before taxes (EBT)	$1,757	$4,239	(59%)	$2,430	$3,894	(38%)
Net income	$1,803	$3,730	(52%)	$2,105	$3,356	(37%)
Diluted earnings per share (EPS)	$1.60	$3.29	(51%)	$1.87	$2.96	(37%)
(1) Discussion regarding our use of Non-GAAP financial measures and reconciliations between GAAP and Non-GAAP results are included at the end of this news release in the sections labeled “Note Regarding Use of Non-GAAP Financial Measures” and “Reconciliations of GAAP Results to Non-GAAP Results.”
(2) Third quarter fiscal 2022 GAAP results included a $1.1 billion benefit, or $0.94 per share, resulting from the reversal of the accrued fine imposed by the European Commission in fiscal 2018 and the associated accrued interest.
Segment Results

	QCT			QTL
(in millions, except percentages)	Q3 Fiscal 2023	Q3 Fiscal 2022	Change	Q3 Fiscal 2023	Q3 Fiscal 2022	Change
Revenues	$7,174	$9,378	(24%)	$1,230	$1,519	(19%)
EBT	$1,744	$2,996	(42%)	$811	$1,080	(25%)
EBT as % of revenues	24%	32%	-8 points	66%	71%	-5 points

Qualcomm Announces Third Quarter Fiscal 2023 Results	Page 2 of 8

QCT Revenue Streams1, 2

(in millions, except percentages)	Q3 Fiscal 2023	Q3 Fiscal 2022	Change
Handsets	$5,255	$7,047	(25%)
Automotive	434	385	+13%
IoT	1,485	1,946	(24%)
Total QCT revenues	$7,174	$9,378	(24%)
(1) We disaggregate QCT revenues based on the industries and applications in which our products are sold.
(2) Beginning in the first quarter of fiscal 2023, QCT RFFE (radio frequency front-end) revenues, which were previously presented as a separate revenue stream, are now included within our Handsets, Automotive and internet of things (IoT) revenue streams, as applicable. Prior period information has been recast to reflect this change.

Return of Capital to Stockholders
During the third quarter of fiscal 2023, we returned $1.3 billion to stockholders, including $893 million, or $0.80 per share, of cash dividends paid and $400 million through repurchases of 4 million shares of common stock.

Business Outlook
The following statements are forward looking, and actual results may differ materially. The “Note Regarding Forward-Looking Statements” in this news release provides a description of certain risks that we face, and our most recent quarterly report on file with the Securities and Exchange Commission (SEC) provides a more complete description of our risks.
The midpoint of our fourth quarter fiscal 2023 guidance includes the continued impact of the macroeconomic headwinds, weaker global handset units and channel inventory drawdown.
The following table summarizes GAAP and Non-GAAP guidance based on the current outlook.

Current Guidance Q4 FY23 Estimates[1]
Revenues	$8.1B - $8.9B
Supplemental Revenue Information
QCT revenues	$6.9B - $7.5B
QTL revenues	$1.15B - $1.35B
GAAP diluted EPS	$1.37 - $1.57
Less diluted EPS attributable to QSI	$—
Less diluted EPS attributable to share-based compensation	($0.45)
Less diluted EPS attributable to other items[2]	$0.02
Non-GAAP diluted EPS	$1.80 - $2.00
(1) Our outlook does not include provisions for proposed tax law changes, future asset impairments, charges from additional restructuring actions or for pending legal matters, other than future legal amounts that are probable and estimable. Further, due to their nature, certain income and expense items, such as certain investments, derivative and foreign currency transaction gains or losses, cannot be accurately forecast. Accordingly, we only include such items in our financial outlook to the extent they are reasonably certain. Our outlook includes the impact of any pending business combinations to the extent they are expected to close in the upcoming quarter. Actual results may differ materially from the outlook.
(2) Our guidance for diluted EPS attributable to other items for the fourth quarter of fiscal 2023 is primarily related to the tax benefit resulting from the requirement to capitalize research and development (R&D) expenditures under U.S. Federal income tax law, partially offset by acquisition-related items and existing restructuring plan charges.

Qualcomm Announces Third Quarter Fiscal 2023 Results	Page 3 of 8

Conference Call
Qualcomm’s third quarter fiscal 2023 earnings conference call will be broadcast live on August 2, 2023, beginning at 1:45 p.m. Pacific Time (PT) at http://investor.qualcomm.com/events.cfm. This conference call will include a discussion of “Non-GAAP financial measures” as defined in Regulation G. The most directly comparable GAAP financial measures and information reconciling these Non-GAAP financial measures to our financial results prepared in accordance with GAAP, as well as other financial and statistical information to be discussed on the conference call, will be posted at http://investor.qualcomm.com/ immediately prior to the commencement of the call. An audio replay will be available at http://investor.qualcomm.com/events.cfm and via telephone following the live call for 30 days thereafter. To listen to the replay via telephone, U.S. callers may dial (877) 660-6853 and international callers may dial (201) 612-7415. Callers should use reservation number 13739729.

About Qualcomm
Qualcomm is enabling a world where everyone and everything can be intelligently connected. Our one technology roadmap allows us to efficiently scale the technologies that launched the mobile revolution – including advanced connectivity, high-performance, low-power compute, on-device intelligence and more – to the next generation of connected smart devices across industries. Innovations from Qualcomm and our family of Snapdragon platforms will help enable cloud-edge convergence, transform industries, accelerate the digital economy, and revolutionize how we experience the world, for the greater good.

Qualcomm Incorporated includes our licensing business, QTL, and the vast majority of our patent portfolio. Qualcomm Technologies, Inc., a subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of our engineering and research and development functions and substantially all of our products and services businesses, including our QCT semiconductor business. Snapdragon and Qualcomm branded products are products of Qualcomm Technologies, Inc. and/or its subsidiaries. Qualcomm patented technologies are licensed by Qualcomm Incorporated.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding: our technology leadership, product roadmap and design-win execution; our being well positioned for long term growth and diversification; our expectations regarding the proliferation of AI use cases and the transition to on-device AI, the potential benefits thereof for our business and products, and our being best positioned to lead such transition; our product performance; macroeconomic headwinds; our business outlook, including our outlook for global handset units and channel inventory drawdown; and our estimates and guidance related to revenues and earnings per share (EPS). Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to: our dependence on a small number of customers and licensees, and particularly from their sale of premium-tier devices; our customers vertically integrating; a significant portion of our business being concentrated in China, which is exacerbated by U.S./China trade and national security tensions; our ability to extend our technologies and products into new and expanded product areas, and industries and applications beyond mobile handsets; our strategic acquisitions, transactions and investments, and our ability to consummate strategic acquisitions; our dependence on a limited number of third-party suppliers; risks associated with the operation and control of our manufacturing facilities; security breaches of our information technology systems, or other misappropriation of our technology, intellectual property or other proprietary or confidential information; our ability to attract and retain qualified employees, and recent changes to our hybrid work model; the continued and future success of our licensing programs, which requires us to continue to evolve our patent portfolio and to renew or renegotiate license agreements that are expiring; efforts by some OEMs to avoid paying fair and reasonable royalties for the use of our intellectual property, and other attacks on our licensing business model; potential changes in our patent licensing practices, whether due to governmental investigations, legal challenges or otherwise; adverse rulings in governmental investigations or proceedings or other legal proceedings; our customers’ and licensees’ sales of products and services based on CDMA, OFDMA and other communications technologies, including 5G, and our customers’ demand for our products based on these technologies; competition in an environment of rapid technological change, and our ability to adapt to such change and compete effectively; failures in our products or in the products of our customers or licensees, including those resulting from security vulnerabilities, defects or errors; difficulties in enforcing and protecting our intellectual property rights; claims by third parties that we infringe their intellectual property; our use of open source software; impacts of the COVID-19 pandemic, or any similar health crisis that may arise in the future, and government policies and other measures adopted in response thereto; the cyclical nature of the semiconductor industry, declines in global, regional or local economic conditions, or our stock price and earnings volatility; our ability to comply with laws, regulations, policies and standards; our indebtedness; and potential tax liabilities. These and other risks are set forth in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 25, 2023 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.
###

Qualcomm Announces Third Quarter Fiscal 2023 Results	Page 4 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except par value amounts)
(Unaudited)

	June 25, 2023	September 25, 2022
ASSETS
Current assets:
Cash and cash equivalents	$6,087	$2,773
Marketable securities	2,544	3,609
Accounts receivable, net	3,850	5,643
Inventories	6,628	6,341
Held for sale assets	317	733
Other current assets	1,050	1,625
Total current assets	20,476	20,724
Deferred tax assets	2,773	1,803
Property, plant and equipment, net	5,216	5,168
Goodwill	10,591	10,508
Other intangible assets, net	1,618	1,882
Held for sale assets	218	1,200
Other assets	8,110	7,729
Total assets	$49,002	$49,014

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,744	$3,796
Payroll and other benefits related liabilities	1,546	1,486
Unearned revenues	249	369
Short-term debt	914	1,945
Held for sale liabilities	300	581
Other current liabilities	3,710	3,689
Total current liabilities	8,463	11,866
Unearned revenues	92	144
Income taxes payable	1,098	1,472
Long-term debt	14,530	13,537
Held for sale liabilities	36	119
Other liabilities	4,113	3,863
Total liabilities	28,332	31,001

Stockholders’ equity:
Preferred stock, $0.0001 par value; 8 shares authorized; none outstanding	—	—
Common stock and paid-in capital, $0.0001 par value; 6,000 shares authorized; 1,115 and 1,121 shares issued and outstanding, respectively	77	195
Retained earnings	20,163	17,840
Accumulated other comprehensive income (loss)	430	(22)
Total stockholders’ equity	20,670	18,013
Total liabilities and stockholders’ equity	$49,002	$49,014

Qualcomm Announces Third Quarter Fiscal 2023 Results	Page 5 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
Revenues:
Equipment and services	$7,108	$9,266	$22,737	$27,365
Licensing	1,343	1,670	4,452	5,440
Total revenues	8,451	10,936	27,189	32,805
Costs and expenses:
Cost of revenues	3,792	4,816	11,989	13,767
Research and development	2,222	2,052	6,683	6,016
Selling, general and administrative	618	655	1,854	1,887
Other	(4)	(1,059)	285	(1,059)
Total costs and expenses	6,628	6,464	20,811	20,611
Operating income	1,823	4,472	6,378	12,194
Interest expense	(172)	(70)	(521)	(345)
Investment and other income (expense), net	106	(163)	166	(321)
Income from continuing operations before income taxes	1,757	4,239	6,023	11,528
Income tax expense	(22)	(509)	(313)	(1,465)
Income from continuing operations	1,735	3,730	5,710	10,063
Discontinued operations, net of income taxes	68	—	32	—
Net income	$1,803	$3,730	$5,742	$10,063

Basic earnings per share:
Continuing operations	$1.56	$3.32	$5.11	$8.96
Discontinued operations	0.06	—	0.03	—
Net income	$1.62	$3.32	$5.14	$8.96
Diluted earnings per share:
Continuing operations	$1.54	$3.29	$5.07	$8.84
Discontinued operations	0.06	—	0.03	—
Net income	$1.60	$3.29	$5.10	$8.84
Shares used in per share calculations:
Basic	1,115	1,122	1,117	1,124
Diluted	1,124	1,134	1,126	1,139

Qualcomm Announces Third Quarter Fiscal 2023 Results	Page 6 of 8

QUALCOMM Incorporated
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 25, 2023	June 26, 2022	June 25, 2023	June 26, 2022
Operating Activities:
Net income from continuing operations	$1,735	$3,730	$5,710	$10,063
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	479	438	1,347	1,272
Income tax provision (less than) in excess of income tax payments	(205)	169	(836)	(234)
Share-based compensation expense	614	516	1,876	1,510
Net (gains) losses on marketable securities and other investments	(39)	161	(84)	374
Impairment losses on other investments	19	20	120	41
Other items, net	7	15	23	(41)
Changes in assets and liabilities:
Accounts receivable, net	(157)	285	1,807	(216)
Inventories	204	(864)	(192)	(2,201)
Other assets	(11)	(548)	604	(2,360)
Trade accounts payable	306	(31)	(2,052)	948
Payroll, benefits and other liabilities	68	(903)	(604)	(1,274)
Unearned revenues	(30)	(93)	(116)	(232)
Net cash used by operating activities from discontinued operations	(333)	—	(394)	—
Net cash provided by operating activities	2,657	2,895	7,209	7,650
Investing Activities:
Capital expenditures	(306)	(554)	(1,157)	(1,628)
Purchases of debt and equity marketable securities	—	(333)	(22)	(1,269)
Proceeds from sales and maturities of debt and equity marketable securities	628	397	1,119	1,960
Acquisitions and other investments, net of cash acquired	(46)	(4,455)	(107)	(4,743)
Proceeds from sales of property, plant and equipment	—	—	121	—
Proceeds from other investments	2	28	13	125
Other items, net	22	41	18	41
Net cash provided by investing activities from discontinued operations	1,437	—	1,395	—
Net cash provided (used) by investing activities	1,737	(4,876)	1,380	(5,514)
Financing Activities:
Proceeds from short-term debt	—	1,603	4,668	3,065
Repayment of short-term debt	(498)	(1,604)	(5,166)	(3,066)
Repayment of debt of acquired company	—	(349)	—	(349)
Proceeds from long-term debt	—	1,477	1,880	1,477
Repayment of long-term debt	—	(1,540)	(1,446)	(1,540)
Proceeds from issuance of common stock	1	1	233	188
Repurchases and retirements of common stock	(400)	(500)	(2,573)	(2,629)
Dividends paid	(893)	(842)	(2,569)	(2,371)
Payments of tax withholdings related to vesting of share-based awards	(167)	(189)	(499)	(751)
Other items, net	(2)	(17)	(16)	(28)
Net cash used by financing activities from discontinued operations	(29)	—	(58)	—
Net cash used by financing activities	(1,988)	(1,960)	(5,546)	(6,004)
Effect of exchange rate changes on cash and cash equivalents	(11)	(34)	35	(50)
Net increase (decrease) in total cash and cash equivalents	2,395	(3,975)	3,078	(3,918)
Total cash and cash equivalents at beginning of period (including $294 and $326 million classified as held for sale at March 26, 2023 and September 25, 2022, respectively)	3,782	7,173	3,099	7,116
Total cash and cash equivalents at end of period (including $90 and $522 million classified as held for sale at June 25, 2023 and June 26, 2022, respectively)	$6,177	$3,198	$6,177	$3,198

Qualcomm Announces Third Quarter Fiscal 2023 Results	Page 7 of 8

Note Regarding Use of Non-GAAP Financial Measures
The Non-GAAP financial measures presented herein should be considered in addition to, not as a substitute for or superior to, financial measures calculated in accordance with GAAP. In addition, “Non-GAAP” is not a term defined by GAAP, and as a result, our Non-GAAP financial measures might be different than similarly titled measures used by other companies. Reconciliations between GAAP and Non-GAAP financial measures are presented herein.
We use Non-GAAP financial information: (i) to evaluate, assess and benchmark our operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of our ongoing core operating businesses, including our QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against competitors. Non-GAAP measurements used by us include revenues, cost of revenues, research and development (R&D) expenses, selling, general and administrative (SG&A) expenses, other income or expenses, operating income, interest expense, net investment and other income, income or earnings before income taxes, effective tax rate, net income and diluted earnings per share. We are able to assess what we believe is a meaningful and comparable set of financial performance measures by using Non-GAAP information. In addition, the HR and Compensation Committee of our Board of Directors uses certain Non-GAAP financial measures in establishing portions of the performance-based incentive compensation programs for our executive officers. We present Non-GAAP financial information to provide greater transparency to investors with respect to our use of such information in financial and operational decision-making. This Non-GAAP financial information is also used by institutional investors and analysts in evaluating our business and assessing trends and future expectations.
Non-GAAP information presented herein excludes our QSI (Qualcomm Strategic Initiatives) segment and certain share-based compensation, acquisition-related items, tax items and other items.
•QSI is excluded because we generally expect to exit our strategic investments in the foreseeable future, and the effects of fluctuations in the value of such investments and realized gains or losses are viewed as unrelated to our operational performance.
•Share-based compensation expense primarily relates to restricted stock units. We believe that excluding share-based compensation from Non-GAAP financial information allows us and investors to make additional comparisons of the operating activities of our ongoing core businesses over time and with respect to other companies.
•Certain other items are excluded because we view such items as unrelated to the operating activities of our ongoing core businesses, as follows:
◦Acquisition-related items include amortization of acquisition-related intangible assets, substantially all of which relate to the amortization of technology-based intangible assets that is recorded in cost of revenues and will recur in future periods until the related intangible assets have been fully amortized. We view acquisition-related intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. Acquisition-related intangible assets contribute to revenue generation that has not been excluded from our Non-GAAP financial information. Acquisition-related items also include recognition of the step-up of inventories and property, plant and equipment to fair value and the related tax effects of acquisition-related items, as well as any effects from restructuring the ownership of such acquired assets. We also exclude the operating results of acquired and/or consolidated businesses that, as of close, are expected or required to be sold. Additionally, we exclude certain other acquisition-related charges such as third-party acquisition and integration services costs and costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition.
◦We exclude certain other items that we view as unrelated to our ongoing businesses, such as major restructuring and restructuring-related costs, asset impairments and awards, settlements and/or damages arising from legal or regulatory matters. We exclude gains and losses driven by the revaluation of our deferred compensation plan liabilities recognized in operating expenses and the offsetting gains and losses on the related plan assets recognized in investment and other income (expense).
◦Certain tax items that are unrelated to the fiscal year in which they are recorded are excluded in order to provide a clearer understanding of our ongoing Non-GAAP tax rate and after-tax earnings. Beginning in the first quarter of fiscal 2023 and for the initial five-year period in which we are required to capitalize and amortize R&D expenditures for U.S. federal income tax purposes, we also exclude the favorable impact to our provision for income taxes and results of operations resulting from such change in treatment of R&D expenditures. The favorable tax provision impact will diminish in future years as capitalized research and development expenditures continue to amortize.

Qualcomm Announces Third Quarter Fiscal 2023 Results	Page 8 of 8
Reconciliations of GAAP Results to Non-GAAP Results

(in millions, except per share data and percentages)	GAAP to Non-GAAP Reconciliation					Non-GAAP Supplemental Information
	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1]	Non-GAAP Results	QCT	QTL	Non-GAAP Reconciling Items[2]
Q3 Fiscal 2023
Revenues	$8,451	$9	$—	$—	$8,442	$7,174	$1,230	$38
Operating income (loss)	1,823	2	(613)	(87)	2,521
EBT	1,757	(21)	(613)	(39)	2,430	1,744	811	(125)
EBT as % of revenues	21%				29%
Net income (loss)	1,803	(17)	(525)	240	2,105
Diluted EPS	$1.60	($0.01)	($0.47)	$0.21	$1.87
Diluted shares	1,124	1,124	1,124	1,124	1,124
Q3 Fiscal 2022
Revenues	$10,936	$8	$—	$—	$10,928	$9,378	$1,519	$31
Operating income (loss)	4,472	2	(544)	1,009	4,005
EBT	4,239	(101)	(544)	990	3,894	2,996	1,080	(182)
EBT as % of revenues	39%				36%
Net income (loss)	3,730	(80)	(421)	875	3,356
Diluted EPS	$3.29	($0.07)	($0.37)	$0.77	$2.96
Diluted shares	1,134	1,134	1,134	1,134	1,134
(1) Further details of amounts included in the “Other Items” column for the current period are included at the end of this news release in the section labeled “Supplemental Information and Reconciliations.” Details of amounts included in the “Other Items” column for the prior periods are included in the news releases for those periods.
(2) Non-GAAP reconciling items related to revenues consisted primarily of nonreportable segment revenues less intersegment eliminations. Non-GAAP reconciling items related to EBT consisted primarily of certain cost of revenues, R&D expenses, SG&A expenses, other expenses or income, interest expense and certain investment income (expense) that are not allocated to segments for management reporting purposes; nonreportable segment results; and the elimination of intersegment profit.
Sums may not equal totals due to rounding.

Q3 Fiscal 2023 Supplemental Information and Reconciliations
(in millions)	GAAP Results	Less QSI	Less Share-Based Compensation	Less Other Items[1,2]	Non-GAAP Results
Cost of revenues	$3,792	$4	$19	$29	$3,740
Research and development expenses	2,222	—	470	35	1,717
Selling, general and administrative expenses	618	3	124	27	464
Other income	(4)	—	—	(4)	—
Interest expense	172	—	—	—	172
Investment and other income (expense), net	106	(23)	—	48	81
Income tax expense (benefit)	22	(4)	(88)	(211)	325
Discontinued operations, net of income taxes	68	—	—	68	—
(1) Other items excluded from Non-GAAP results included $39 million of acquisition-related charges, $48 million of losses driven by the revaluation of our deferred compensation plan liabilities, which increased operating expenses, offset by corresponding $48 million of gains driven by the revaluation of the associated plan assets, which were included within investment and other income (expense), net, as well as $68 million of income, net of income taxes, from the discontinued operations of the Non-Arriver businesses.
(2) At fiscal year end, the quarterly tax provision for each column equals the annual tax provision (benefit) for each column computed in accordance with GAAP. In interim quarters, the sum of these provisions (benefits) may not equal the total GAAP tax provision, and this difference is included in the tax provision (benefit) in the “Other Items” column. Tax benefit in the “Other Items” column included a $126 million benefit from fiscal 2021 and 2022 foreign-derived intangible income (FDII) deductions related to a change in sourcing of R&D expenditures, a $57 million benefit related to a foreign tax audit, a $35 million benefit from the FDII deduction resulting from the requirement to capitalize and amortize R&D expenditures, an $11 million benefit for the tax effect of acquisition-related charges and a $7 million benefit from the combined effect of other items in EBT, partially offset by an $11 million foreign currency loss related to a noncurrent receivable resulting from our refund claim of Korean withholding taxes paid in prior periods, an $11 million charge related to prior periods and a $3 million charge to reconcile the tax provision of each column to the total GAAP tax provision for the quarter.
Sums may not equal totals due to rounding.